UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 31, 2017

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On July 31, 2017, the Board of Directors appointed Charles F. Avery Jr. as permanent Chief Financial Officer of the Company, replacing Timothy J. Cunningham who had been serving in an interim role. Mr. Cunningham will continue to serve as a financial consultant to the Company under the existing engagement with Randstad Professionals US, LP (d/b/a Tatum). The Company expects to enter into an employment agreement with Mr. Avery, a description of which will be provided in an amendment to this Form 8-K.

Mr. Avery, age 52, has approximately 30 years of financial, information technology and strategic leadership experience in the industrial, manufacturing, distribution and consumer products industries at various public companies and has also served both private and public companies during his tenure in public accounting. Through his prior leadership roles, Mr. Avery brings to Power Solutions International a solid track record and deep expertise in the areas of strategic planning and analysis, financial and SEC reporting, internal controls, M&A, investor relations and IT. From 2013 until 2016, he served as chief financial officer, vice president, finance and treasurer, at FreightCar America, Inc. (Nasdaq: RAIL), a publicly traded designer and builder of railroad freight cars, supplier of railcar parts, and provider of railcar leasing. Prior to that role, from 2005 until 2013, he served in financial and information technology leadership positions, including from 2010, as vice president, corporate controller and chief information officer, at Federal Signal Corporation (NYSE: FSS), a publicly traded global designer and manufacturer of safety, signal and communications equipment, and environmental and firefighting vehicles, serving governmental and commercial customers. Earlier in his career, he served in financial leadership roles at Home Products International, Inc. and in audit and business advisory roles at Arthur Andersen LLP. Mr. Avery received his Master’s degree in Business Administration from the University of Notre Dame and Bachelor of Science degrees in accountancy and computer information systems from Ferris State College. He is a certified public accountant.

Item 7.01	Regulation FD Disclosure

Performance Update

The Company’s product shipments for the quarter and six months ended June 30, 2017 are approximately $99 million and $183 million, respectively. The Company has budgeted product shipments of $375 million for the full 2017 fiscal year.

As of June 30, 2017, the Company’s total debt obligations were approximately $80.3 million.

Product shipments represent orders that have been shipped to the customer. The product shipments data has not been derived from financial statements prepared in accordance with generally accepted accounting principles and have not been audited or reviewed by the Company’s independent registered public accounting firm. Such product shipments data should not be relied on as necessarily indicative of the Company’s actual revenues to be recorded for the relevant periods.

Audit and Restatements Update

As previously disclosed, the Company’s senior management, in consultation with the Board of Directors and its Audit Committee, determined that the Company’s previously issued consolidated financial statements for (i) the fiscal years ended December 31, 2014 and 2015 (and the quarterly periods within such fiscal years) and (ii) the fiscal quarter ended March 31, 2016 should be restated to reflect the impact of certain errors involving revenue recognition. The Company continues to review its revenue recognition for prior accounting periods and has not yet definitively quantified the adjustments to net sales and corresponding items. Nor can the Company provide assurance that other kinds of errors will not be identified or impact prior accounting periods.

The Company continues to work diligently to prepare its restated and post-2016 first quarter delinquent financial statements which are subject to audit or review by its independent registered public accounting firm. The Company’s senior management, in consultation with the Company’s independent registered public accounting firm, has identified various material weaknesses in internal control over financial reporting that impede the Company’s ability to produce reliable financial statements. As a consequence, it has been taking more time than originally anticipated to complete the restated and delinquent financial statements, which delay is also expected to result in further delays in the completion of the related audit or reviews. Accordingly, the Company is unable at this time to predict with certainty when the restated and delinquent financial statements will be completed and audited or reviewed by its independent registered public accounting firm.

As previously disclosed, the Board’s Audit Committee has been recently reconstituted and is now comprised of three recently appointed independent directors.

Caution Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward-looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “budgeted,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation: the final results of the Audit Committee’s independent review as it impacts the Company’s accounting, accounting policies and internal control over financial reporting; management’s ability to successfully implement the Audit Committee’s remedial recommendations; the reasons giving rise to the resignation of the Company’s prior independent registered public accounting firm; the time and effort required to complete the restatement of the affected financial statements, complete its delinquent financial statements and amend or prepare the related Form 10-K and Form 10-Q filings; the subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the timing of completion of necessary re-audits, interim reviews and audits by the new independent registered public accounting firm; the timing of completion of steps to address and the inability to address and remedy, material weaknesses; the identification of additional material weaknesses or significant deficiencies; variances in non-recurring expenses; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the financial reporting and internal control matters and related class action litigation; the ability of the Company to accurately budget for and forecast product shipments, the extent to which product shipments result in recorded revenues; the impact of the resignation of the Company’s former independent registered public accounting firm on the Company’s relationship with its lender and trade creditors and the potential for defaults and exercise of creditor remedies; the impact of the previously disclosed investigation initiated by the SEC and any related or additional governmental investigative or enforcement proceedings; the impact of recent resignations of the Company’s directors and certain executive officers and any delays and challenges encountered in recruiting replacements for open positions and the replacements’ transitions into their positions; and any negative impacts from delisting of the Company’s common stock from Nasdaq and any delays and challenges in obtaining a re-listing on a stock exchange. Actual events or results may differ materially from the Company’s expectations. The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index appearing immediately after the signature page to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ William Buzogany
William Buzogany
General Counsel

Dated: August 3, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Power Solutions International, Inc. on August 3, 2017.